UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

Development Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-174240	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6029 Paseo Acampo Carlsbad, California	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 760-840-9409

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

Effective October 24, 2011, Development Capital Group, Inc., (the “Company”) notified its principal independent auditor, Daszkal Bolton, LLP of Boca Raton Florida (the “Former Accountant”) of its decision to change principal independent auditors.

In the Former Accountant’s principal accountant’s report on the Company’s financial statements for its first fiscal year ending March 31, 2011, no adverse opinion or disclaimer of opinion was issued and no opinion of the Former Accountant was modified as to audit scope or accounting principles. Our Former Accountant’s report on the Company’s financial statements for the year ended March 31, 2011, as reported in the registrant’s Form S-1 Registration Statement declared effective by the Securities and Exchange Commission on September 2, 2011, contained a paragraph concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

The change in auditor was recommended and approved by the registrant’s board of directors.

Since the Company’s inception on September 22, 2010, through its most recent fiscal year ended March 31, 2011, and subsequent interim periods preceding this change of independent auditors, the Company is not aware of any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Company’s first fiscal year ending March 31, 2011 and subsequent interim periods preceding the dismissal of the Former Accountant, the Company was not advised by the Former Accountant of any of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K.

On October 21, 2011, the Company engaged the firm of Thomas Ralston, Certified Public Accountant of Temecula California (the “New Accountant”), as its new independent registered public accounting firm. From inception through the Company’s first fiscal years and subsequent interim periods preceding the appointment of the New Accountant, the Company has not consulted with the New Accountant regarding any matter.

Item 9.01.   Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter consent from Daszkal Bolton, LP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Development Capital Group, Inc.

Date: October 24, 2011	By:
Viktoriya Korobkin,
Principal Accounting Officer, Principal Financial Officer & Director